SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            MS STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                     13-4026700
 (State of Incorporation                                  (I.R.S. Employer
    or Organization)                                      Identification no.)

               1585 Broadway
                New York, NY                                10036
  (Address of Principal Executive Offices)                (Zip Code)

   If this form relates to                 If this form relates to
   the registration of a                   the registration of a
   class of securities                     class of securities pursuant
   pursuant to Section 12(b) of            to Section 12(g) of
   the Exchange Act and is                 the Exchange Act and is
   effective pursuant to                   effective pursuant to
   General Instruction A.(c),              General Instruction A.(d),
   please check the  following box. |X|    please check the following box. |_|



Securities Act registration statement file number to which this form relates: 333-64879
             (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                     Name of Each Exchange on Which
          to be so Registered                     Each Class is to be Registered
          -------------------                     ------------------------------
 SATURNS The Hertz Corporation Debenture Backed     New York Stock Exchange
        Series 2003-8 Callable Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

                  For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 44 through 63 of the Registrant's Prospectus, dated March 5, 2003 (Registration No. 333-101155), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-3 through S-8, S-9 through S-11 and S-23 through S-27, respectively, of the Registrant's related Prospectus Supplement, dated May 22, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.    Exhibits.

                  None.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 23, 2003

                                                     MS STRUCTURED ASSET CORP.
                                  (Registrant)


                                                     By: /s/ John Kehoe
                                                        ------------------------
                                                     Name:  John Kehoe
                                                     Title: Vice President